UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 31, 2006
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired; (b) Pro Forma Financial Information
     On May 31, 2006, Reynolds American Inc., through a wholly owned subsidiary, completed the acquisition of Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Scott Tobacco LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC pursuant to the Purchase Agreement, dated April 24, 2006, and amended on May 31, 2006. This amendment to the Reynolds American Inc. Current Report on Form 8-K, filed on May 31, 2006, is being filed to provide the financial statements required by Item 9.01(a) of Form 8-K (which financial statements are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference) and the pro forma financial information required by Item 9.01(b) of Form 8-K (which financial information is filed as Exhibit 99.3 to this Report and is incorporated herein by reference).
(c) Exhibits.

Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Scott Tobacco LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC, Combined Financial Statements (Audited) as of and for the year ended December 31, 2005.

99.2	Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Scott Tobacco LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC, Combined Financial Statements (Unaudited) as of March 31, 2006, and for the three months ended March 31, 2006 and 2005.

99.3	Unaudited proforma financial information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ Michael S. Desmond
	Name:	Michael S. Desmond
	Title:	Senior Vice President and Chief Accounting Officer

Date: August 4, 2006

INDEX TO EXHIBITS

Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Scott Tobacco LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC, Combined Financial Statements (Audited) as of and for the year ended December 31, 2005.

99.2	Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Scott Tobacco LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC, Combined Financial Statements (Unaudited) as of March 31, 2006, and for the three months ended March 31, 2006 and 2005.

99.3	Unaudited proforma financial information.